Exhibit 99.2

EMPIRE STATE REALTY TRUST

Supplemental Operating and Financial Data

September 30, 2024

9:30:33
CNBC
NYSE
CNBC
NYSE

Third Quarter 2024

Forward-looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xviii) our disclosure controls and internal control over financial reporting, including any material weakness; and (xix) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and of our quarterly report on Form 10-Q for the quarter ended June 30, 2024 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Third Quarter 2024 Supplemental Definitions

Funds From Operations ("FFO")

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations ("Modified FFO")

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations ("Core FFO")

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution ("Core FAD")

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income ("NOI") and Property Cash NOI

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store

In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of September 30, 2024, Same Store excludes the North Sixth Street Collection which was acquired in September 2023 and September 2024, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024.

Third Quarter 2024 Supplemental Definitions

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.

Net Debt to Adjusted EBITDA

We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Third Quarter 2024

COMPANY PROFILE

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World - and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeff Spector	(646) 855-1363	jeff.spector@bofa.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212) 816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

Third Quarter 2024 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets
Commercial real estate properties, at cost	$3,667,687	$3,503,302	$3,702,317	$3,655,192	$3,620,097
Less: accumulated depreciation	(1,241,454)	(1,206,039)	(1,288,519)	(1,250,062)	(1,217,967)
Commercial real estate properties, net	2,426,233	2,297,263	2,413,798	2,405,130	2,402,130
Contract asset(1)	168,687	166,955	-	-	-
Cash and cash equivalents	421,896	535,533	333,573	346,620	353,999
Restricted cash	48,023	41,015	51,738	60,336	66,954
Tenant and other receivables	34,068	34,665	40,137	39,836	37,651
Deferred rent receivables	244,448	242,940	257,266	255,628	254,233
Prepaid expenses and other assets	81,758	105,438	74,472	98,167	82,918
Deferred costs, net	176,720	172,318	180,462	172,457	175,488
Acquired below-market ground leases, net	315,368	317,326	319,284	321,241	323,199
Right of use assets	28,257	28,318	28,378	28,439	28,496
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,436,937	$4,433,250	$4,190,587	$4,219,333	$4,216,547

Liabilities and Equity
Mortgage notes payable, net	$692,989	$700,348	$876,497	$877,388	$878,757
Senior unsecured notes, net	1,196,911	1,196,831	973,926	973,872	973,819
Unsecured term loan facility, net	268,655	268,580	268,503	389,286	389,158
Unsecured revolving credit facility	120,000	120,000	120,000	-	-
Debt associated with property in receivership	177,667	177,667	-	-	-
Accrued interest associated with property in receivership	3,511	1,589	-	-	-
Accounts payable and accrued expenses	81,443	90,908	91,005	99,756	83,299
Acquired below-market leases, net	14,702	11,872	12,798	13,750	14,703
Ground lease liabilities	28,257	28,318	28,378	28,439	28,496
Deferred revenue and other liabilities	70,766	61,890	69,289	70,298	75,688
Tenants' security deposits	24,715	24,031	25,457	35,499	39,307
Total liabilities	2,679,616	2,682,034	2,465,853	2,488,288	2,483,227
Total equity	1,757,321	1,751,216	1,724,734	1,731,045	1,733,320
Total liabilities and equity	$4,436,937	$4,433,250	$4,190,587	$4,219,333	$4,216,547

(1) This contract asset represents the amount of obligation we expect to be released upon the final resolution of the foreclosure process on First Stamford Place.

Third Quarter 2024 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenues
Rental revenue (1)	$153,117	$152,470	$153,882	$151,167	$151,458
Observatory revenue	39,382	34,124	24,596	36,217	37,562
Lease termination fees	4,771	-	-	-	-
Third-party management and other fees	271	376	265	275	268
Other revenue and fees	2,058	2,573	2,436	5,223	2,238
Total revenues	199,599	189,543	181,179	192,882	191,526

Operating expenses
Property operating expenses	45,954	41,516	45,060	42,944	42,817
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	18,372	18,020	15,972	16,144	16,012
Observatory expenses	9,715	8,958	8,431	9,282	9,471
Real estate taxes	31,982	31,883	32,241	31,809	32,014
Depreciation and amortization	45,899	47,473	46,081	49,599	46,624
Total operating expenses	154,253	150,182	150,116	152,110	149,269
Total operating income	45,346	39,361	31,063	40,772	42,257

Other income (expense)
Interest income	6,960	5,092	4,178	4,740	4,462
Interest expense	(27,408)	(25,323)	(25,128)	(25,393)	(25,382)
Interest expense associated with property in receivership	(1,922)	(628)	-	-	-
Loss on early extinguishment of debt	-	-	(553)	-	-
Gain (loss) on disposition of property	1,262	10,803	-	(2,497)	-
Income before income taxes	24,238	29,305	9,560	17,622	21,337
Income tax (expense) benefit	(1,442)	(750)	655	(1,792)	(1,409)
Net income	22,796	28,555	10,215	15,830	19,928
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(8,205)	(10,433)	(3,500)	(5,670)	(7,207)
Non-controlling interests in other partnerships	-	-	(4)	1	(111)
Private perpetual preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Net income attributable to common stockholders	$13,541	$17,071	$5,661	$9,111	$11,560

Weighted average common shares outstanding
Basic	164,880	164,277	163,491	161,974	161,851
Diluted	269,613	268,716	267,494	267,003	266,073

Earnings per share attributable to common stockholders

Basic and diluted	$0.08	$0.10	$0.03	$0.06	$0.07

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
Rental Revenue	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Base rent	$132,492	$136,328	$136,557	$134,467	$133,228
Billed tenant expense reimbursement	20,625	16,142	17,325	16,700	18,230
Total rental revenue	$153,117	$152,470	$153,882	$151,167	$151,458

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Third Quarter 2024 Highlights (unaudited and dollars and shares in thousands, except per share amounts)

Three Months Ended
September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Office and Retail Metrics:
Total rentable square footage	8,592,481	8,549,496	9,332,569	9,359,219	9,361,656
Percent occupied (1)	88.8%	88.5%	87.6%	86.3%	87.0%
Percent leased (2)	93.0%	92.6%	91.1%	90.6%	90.5%

Same Store Property Cash Net Operating Income (NOI):
Manhattan office portfolio	$69,840	$67,165	$63,911	$66,897	$61,985
Greater New York office portfolio	1,651	1,825	1,383	1,711	1,981
Retail portfolio	2,431	2,517	1,542	1,791	1,752
Total Same Store Property Cash NOI	$73,922	$71,507	$66,836	$70,399	$65,718

Multifamily Metrics:
Multifamily Cash NOI (3)	$4,506	$4,533	$4,217	$4,032	$4,837
Total number of units (4)	732	727	727	727	727
Percent occupied (4)	96.8%	97.9%	97.1%	98.1%	97.1%

Observatory Metrics:
Observatory NOI	$29,667	$25,166	$16,165	$26,935	$28,091
Number of visitors (5)	727,000	648,000	485,000	711,000	743,000
Change in visitors year-over-year	(2.2)%	(2.7)%	9.5%	7.7%	8.2%

Ratios at ESRT pro-rata share: (3)
Debt to Total Market Capitalization (6)	42.3%	46.4%	44.1%	45.2%	49.7%
Net Debt to Total Market Capitalization (6)	37.5%	39.9%	40.2%	41.1%	45.4%
Debt and Perpetual Preferred Units to Total Market Capitalization (6)	44.0%	48.2%	45.8%	47.0%	51.7%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (6)	39.3%	41.9%	42.0%	43.0%	47.6%
Debt to Adjusted EBITDA (7)	6.4	x	6.6	x	6.2	x	6.4	x	6.6	x
Net Debt to Adjusted EBITDA (7)	5.2	x	5.1	x	5.3	x	5.4	x	5.5	x
Core FFO Payout Ratio (8)	14%	15%	17%	14%	14%
Core FAD Payout Ratio (9)	21%	30%	109%	35%	23%
Core FFO per share - diluted	$0.26	$0.24	$0.21	$0.25	$0.25
Diluted weighted average shares	269,613	268,716	267,494	267,003	266,073

Class A common stock price at quarter end	$11.08	$9.38	$10.13	$9.69	$8.04
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (10)	1.3%	1.5%	1.4%	1.4%	1.7%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	165,507	164,483	163,816	162,062	161,346
Class B common stock (11)	981	982	982	984	987
Operating partnership units	107,664	108,713	109,218	107,900	108,618
Total common stock and operating partnership units outstanding (12)	274,152	274,178	274,016	270,946	270,951

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	On March 28, 2024, ESRT acquired the non-controlling interest in its other partnerships. The Multifamily Cash NOI presented here reflects ESRT’s pro-rata 90% for the periods prior to this acquisition. Historical ratios remain unchanged, and September 30, 2024, June 30, 2024 and March 31, 2024 debt ratios reflect ESRT’s 100% share of debt and Adjusted EBITDA.
(4)	Multifamily percent occupied excludes 20 units held offline in connection with an application for the extension of the New York State Real Property Tax Law 421-a Program at one of our multifamily properties. Total number of units disclosed does not have this exclusion.
(5)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(6)	Market capitalization represents the sum of (i) Company’s common stock per share price as of September 30, 2024 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2024; (ii) the number of Series 2014 perpetual preferred units at September 30, 2024 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at September 30, 2024 multiplied by $13.52, and (iv) our outstanding indebtedness as of September 30, 2024.
(7)	Calculated based on trailing 12 months Adjusted EBITDA. For the periods ended September 30, 2024 and June 30, 2024 excludes trailing 12 months Adjusted EBITDA of $9 million and $12 million, respectively, relating to First Stamford Place, Stamford CT, which was placed into receivership at the end of May 2024.
(8)	Represents the amount of Core FFO paid out in distributions.
(9)	Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD Payout Ratio. We made this modification above to the calculation of Core FAD Payout Ratio for the other periods presented; in our previous supplemental reports prior to this change, the Core FAD Payout Ratios was 27% for the three months ended September 30, 2023.
(10)	Based on the closing price per share of Class A common stock on September 30, 2024.
(11)	We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continnues to hold 49 OP units for every Class B share.
(12)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Third Quarter 2024 Property Summary - Same Store Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Same Store Portfolio(1)
Revenues	$145,501	$140,763	$140,147	$139,865	$137,854
Operating expenses	(75,596)	(68,762)	(71,486)	(68,923)	(69,574)
Same store property NOI	69,905	72,001	68,661	70,942	68,280
Straight-line rent	(2,184)	(1,887)	(3,218)	(1,967)	(3,924)
Above/below-market rent revenue amortization	(528)	(565)	(565)	(534)	(595)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,957
Total same store property cash NOI - excluding lease termination fees	$69,151	$71,507	$66,836	$70,399	$65,718

Percent change over prior year	5.2%	7.4%	12.3%	11.3%	8.8%

Total same store property cash NOI - excluding lease termination fees	$69,151	$71,507	$66,836	$70,399	$65,718
Lease termination fees	4,771	-	-	-	-
Total same store property cash NOI	$73,922	$71,507	$66,836	$70,399	$65,718

Same Store Manhattan Office(1), (2)
Revenues	$138,060	$133,180	$133,919	$133,207	$130,888
Operating expenses	(72,287)	(65,473)	(68,173)	(65,750)	(66,294)
Same store property NOI	65,773	67,707	65,746	67,457	64,594
Straight-line rent	(2,134)	(1,935)	(3,228)	(1,984)	(3,971)
Above/below-market rent revenue amortization	(528)	(565)	(565)	(534)	(595)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,957
Total same store property cash NOI - excluding lease termination fees	65,069	67,165	63,911	66,897	61,985
Lease termination fees	4,771	-	-	-	-
Total same store property cash NOI	$69,840	$67,165	$63,911	$66,897	$61,985

Same Store Greater New York Metropolitan Area Office(1)
Revenues	$3,060	$3,319	$2,844	$3,072	$3,425
Operating expenses	(1,612)	(1,656)	(1,594)	(1,504)	(1,627)
Same store property NOI	1,448	1,663	1,250	1,568	1,798
Straight-line rent	203	162	133	143	183
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	1,651	1,825	1,383	1,711	1,981
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$1,651	$1,825	$1,383	$1,711	$1,981

Same Store Retail(1)
Revenues	$4,381	$4,264	$3,384	$3,586	$3,541
Operating expenses	(1,697)	(1,633)	(1,719)	(1,669)	(1,653)
Same store property NOI	2,684	2,631	1,665	1,917	1,888
Straight-line rent	(253)	(114)	(123)	(126)	(136)
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	2,431	2,517	1,542	1,791	1,752
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$2,431	$2,517	$1,542	$1,791	$1,752

Notes:

(1)	Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2)	Includes 475,744 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2024 Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI
Net income	$22,796	$28,555	$10,215	$15,830	$19,928
Add:
General and administrative expenses	18,372	18,020	15,972	16,144	16,012
Depreciation and amortization	45,899	47,473	46,081	49,599	46,624
Interest expense	27,408	25,323	25,128	25,393	25,382
Interest expense associated with property in receivership	1,922	628	-	-	-
Loss on early extinguishment of debt	-	-	553	-	-
Income tax expense (benefit)	1,442	750	(655)	1,792	1,409
Less:
(Gain) loss on disposition of property	(1,262)	(10,803)	-	2,497	-
Third-party management and other fees	(271)	(376)	(265)	(275)	(268)
Interest income	(6,960)	(5,092)	(4,178)	(4,740)	(4,462)
Net operating income	109,346	104,478	92,851	106,240	104,625

Straight-line rent	(2,277)	(1,900)	(3,061)	(2,133)	(5,015)
Above/below-market rent revenue amortization	(476)	(513)	(514)	(483)	(554)
Below-market ground lease amortization	1,958	1,958	1,958	1,958	1,957
Total cash NOI - including Observatory and lease termination fees	108,551	104,023	91,234	105,582	101,013
Less: Observatory NOI	(29,667)	(25,166)	(16,165)	(26,935)	(28,091)
Less: cash NOI from non-Same Store properties	(4,962)	(7,350)	(8,233)	(8,248)	(7,204)
Total Same Store property cash NOI - including lease termination fees	73,922	71,507	66,836	70,399	65,718
Less: Lease termination fees	(4,771)	-	-	-	-
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$69,151	$71,507	$66,836	$70,399	$65,718

Multifamily NOI(1)
Revenues	$9,140	$9,161	$8,472	$8,345	$8,581
Operating expenses	(4,623)	(4,578)	(4,209)	(4,268)	(3,683)
NOI	4,517	4,583	4,263	4,077	4,898
Straight-line rent	(69)	(109)	(102)	(102)	(103)
Above/below-market rent revenue amortization	58	59	56	57	42
Cash NOI	$4,506	$4,533	$4,217	$4,032	$4,837

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced (2)

		Initial
	Square	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2024	2025	2026	2027	2028
Fourth quarter 2024	90,065	$4,661	$362	$4,661	$4,661	$4,541	$3,866
First quarter 2025	97,780	6,113	-	4,491	5,295	5,295	5,295
Second quarter 2025	128,014	8,275	-	5,188	8,275	8,275	8,275
Third quarter 2025	69,029	3,918	-	1,180	3,918	3,918	3,918
Fourth quarter 2025	51,526	4,722	-	389	4,722	4,722	4,722
First quarter 2026	35,862	2,199	-	-	2,061	2,199	2,199
Second quarter 2026	141,240	9,779	-	-	6,514	9,779	9,779
Third quarter 2026	32,028	5,739	-	-	1,258	2,508	2,508
Fourth quarter 2026	119,981	4,275	-	-	1,535	7,507	7,507
Second quarter 2027	9,030	677	-	-	-	453	677
First quarter 2028	25,132	1,784	-	-	-	-	1,784
	799,687	$52,142	$362	$15,909	$38,239	$49,197	$50,530

	Incremental	Initial
	Annual	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
3Q 2024	Cash Rent (3)	Cash Rent	2024	2025	2026	2027	2028
Commenced leases in free rent period	$20,470	$21,517	$362	$12,581	$18,300	$20,578	$19,903
Signed leases not commenced	24,080	30,625	-	3,328	19,939	28,619	30,627
	$44,550	$52,142	$362	$15,909	$38,239	$49,197	$50,530

Notes:

(1)	On March 28, 2024 we acquired the non-controlling interest in ESRT’s joint venture properties. Beginning in the three months ended June 30, 2024, Multifamily NOI figures are presented at 100% ownership. Prior periods disclose ESRT’s pro-rata 90% share.
(2)	Excludes signed leases not commenced and commenced leases in free rent period at our First Stamford Place property.
(3)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Third Quarter 2024 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total Office and Retail Portfolio(1)
Total leases executed	31	35	25	20	22
Weighted average lease term	7.0 years	7.0 years	7.9 years	10.4 years	8.4 years
Average free rent period	5.2 months	7.4 months	7.9 months	11.9 months	10.2 months

Office
Total square footage executed	291,418	262,991	367,262	177,406	252,562
Average starting cash rent psf - leases executed	$70.11	$66.60	$64.03	$64.54	$66.53
Previously escalated cash rents psf	$68.34	$65.31	$61.08	$61.17	$60.28
Percentage of new cash rent over previously escalated rents	2.6%	2.0%	4.8%	5.5%	10.4%

Retail
Total square footage executed	12,792	8,990	2,458	7,452	3,187
Average starting cash rent psf - leases executed	$203.88	$91.14	$400.00	$189.20	$169.44
Previously escalated cash rents psf	$332.35	$75.03	$378.97	$288.16	$169.31
Percentage of new cash rent over previously escalated rents	(38.7)%	21.5%	5.5%	(34.3)%	0.1%

Total Office and Retail Portfolio
Total square footage executed	304,210	271,981	369,720	184,858	255,749
Average starting cash rent psf - leases executed	$75.74	$67.41	$66.27	$70.32	$67.81
Previously escalated cash rents psf	$79.44	$65.63	$63.20	$71.71	$61.64
Percentage of new cash rent over previously escalated rents	(4.7)%	2.7%	4.9%	(1.9)%	10.0%

Leasing commission costs per square foot	$19.67	$18.87	$21.01	$26.88	$18.99
Tenant improvement costs per square foot	42.90	65.69	64.98	85.60	88.50
Total LC and TI per square foot(2)	$62.57	$84.56	$85.99	$112.48	$107.49
Total LC and TI per square foot per year of weighted average lease term(3)	$8.94	$12.14	$10.92	$10.80	$12.84

Occupancy	88.8%	88.5%	87.6%	86.3%	87.0%

Manhattan Office Portfolio
Total leases executed	25	31	22	15	19

Office - New Leases
Total square footage executed	130,688	162,655	201,580	96,341	78,305
Average starting cash rent psf - leases executed	$66.07	$67.44	$59.70	$62.26	$65.59
Previously escalated cash rents psf	$63.21	$64.36	$55.66	$59.54	$59.89
Percentage of new cash rent over previously escalated rents	4.5%	4.8%	7.3%	4.6%	9.5%

Office - Renewal Leases(1)
Current Renewals	53,622	43,895	34,084	38,676	157,133
Early Renewals	105,019	54,761	121,612	20,962	7,270
Total square footage executed	158,641	98,656	155,696	59,638	164,403
Average starting cash rent psf - leases executed	$73.11	$65.50	$70.30	$68.61	$68.42
Previously escalated cash rents psf	$72.24	$67.09	$68.19	$64.26	$61.62
Percentage of new cash rent over previously escalated rents	1.2%	(2.4)%	3.1%	6.8%	11.0%

Total Manhattan Office Portfolio
Total square footage executed	289,329	261,311	357,276	155,979	242,708
Average starting cash rent psf - leases executed	$69.93	$66.71	$64.32	$64.69	$67.50
Previously escalated cash rents psf	$68.16	$65.40	$61.12	$61.34	$61.06
Percentage of new cash rent over previously escalated rents	2.6%	2.0%	5.2%	5.5%	10.6%

Leasing commission costs per square foot	$17.40	$18.13	$19.87	$26.37	$18.01
Tenant improvement costs per square foot	42.82	68.02	63.31	89.42	90.21
Total LC and TI per square foot(2)	$60.22	$86.15	$83.18	$115.79	$108.22
Total LC and TI per square foot per year of weighted average lease term(3)	$8.67	$12.49	$10.59	$10.56	$12.90

Occupancy	89.2%	88.8%	88.9%	87.3%	87.8%

(Table continued on next page)

Third Quarter 2024 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Greater New York Metropolitan Area Office Portfolio
Total leases executed	1	1	2	2	2

Total square footage executed	2,089	1,680	9,986	21,427	9,854
Average starting cash rent psf - leases executed	$95.09	$50.00	$53.75	N/A (4)	$42.53
Previously escalated cash rents psf	$92.64	$52.25	$59.64	N/A (4)	$41.00
Percentage of new cash rent over previously escalated rents	2.6%	(4.3)%	(9.9)%	N/A (4)	3.7%

Leasing commission costs per square foot	$-	$9.95	$19.29	$16.38	$9.35
Tenant improvement costs per square foot	-	3.50	128.47	80.55	34.49
Total LC and TI per square foot(2)	$-	$13.45	$147.76	$96.93	$43.84
Total LC and TI per square foot per year of weighted average lease term(3)	$-	$4.04	$18.59	$13.35	$7.92

Occupancy	70.7%	70.7%	76.8%	76.6%	79.3%

Retail Portfolio
Total leases executed	5	3	1	3	1

Total square footage executed	12,792	8,990	2,458	7,452	3,187
Average starting cash rent psf - leases executed	$203.88	$91.14	$400.00	$189.20	$169.44
Previously escalated cash rents psf	$332.35	$75.03	$378.97	$288.16	$169.31
Percentage of new cash rent over previously escalated rents	(38.7)%	21.5%	5.5%	(34.3)%	0.1%

Leasing commission costs per square foot	$74.25	$41.87	$193.06	$67.66	$123.73
Tenant improvement costs per square foot	51.72	9.45	50.00	20.18	125.00
Total LC and TI per square foot(2)	$125.97	$51.32	$243.06	$87.84	$248.73
Total LC and TI per square foot per year of weighted average lease term(3)	$14.73	$5.33	$23.15	$10.88	$15.55

Occupancy	91.1%	92.3%	89.8%	90.4%	90.4%

Multifamily Portfolio
Percent occupied(5)	96.8%	97.9%	97.1%	98.1%	97.1%
Total number of units(5)	732	727	727	727	727

Notes:
(1)	Added in the quarter ended June 30, 2024, for all comparative periods we include "Early Renewals", defined as leases which were signed over two years prior to the lease expiration. Amounts listed as "Total Renewals" in prior periods have been renamed to "Current Renewals" above. Amounts for total leases executed, weighted average lease term, average free rent period, total square footage executed, average starting cash rent psf - leases executed, previously escalated cash rents psf, percentage of new cash rent over previously escalated rents, leasing commission costs per square foot, tenant improvement costs per square foot and total LC and TI per square foot for the quarters ended March 31, 2024, December 31, 2023 and September 30, 2023 have been adjusted to include the impact of the early renewals for those same prior quarters.
(2)	Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.
(3)	Added in the quarter ended June 30, 2024, for all comparative periods and is calculated by dividing the total LC and TI per square foot by the weighted average lease term.
(4)	Leases on spaces that have been vacant for more than two years are not included in the calculation of leasing spreads. The average starting cash rent psf for these two leases was $42.06.
(5)	Multifamily percent occupied excludes 20 units held offline in connection with an application for the extension of the New York State Real Property Tax Law 421-a Program at one of our multifamily properties. Total number of units disclosed does not have this exclusion.

Third Quarter 2024 Commercial Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,710,937	91.2%	94.2%	$165,471,743	$66.96	148
One Grand Central Place	Grand Central	1,231,342	86.3%	92.0%	70,122,062	65.97	144
1400 Broadway (7)	Penn Station -Times Sq. South	917,281	88.7%	96.1%	49,810,950	61.25	19
111 West 33rd Street (8)	Penn Station -Times Sq. South	639,595	97.7%	100.0%	43,217,450	69.19	22
250 West 57th Street	Columbus Circle - West Side	474,790	83.4%	84.6%	26,235,190	66.29	30
1359 Broadway	Penn Station -Times Sq. South	456,508	81.6%	90.7%	23,264,340	62.49	30
501 Seventh Avenue	Penn Station -Times Sq. South	454,788	90.5%	90.5%	22,376,790	54.39	18
1350 Broadway (9)	Penn Station -Times Sq. South	384,225	82.9%	96.5%	19,431,860	60.98	50
1333 Broadway	Penn Station -Times Sq. South	296,349	94.4%	94.4%	16,337,012	58.38	13
Office - Manhattan		7,565,815	89.2%	93.6%	436,267,397	64.63	474

Office - Greater New York Metropolitan Area
Metro Center	Stamford, CT	281,985	70.7%	73.3%	11,330,301	56.79	19
Office - Greater New York Metropolitan Area		281,985	70.7%	73.3%	11,330,301	56.79	19

Total/Weighted Average Office Properties		7,847,800	88.6%	92.9%	447,597,698	64.41	493

Retail Properties
112 West 34th Street (8)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	25,078,377	269.49	4
The Empire State Building	Penn Station -Times Sq. South	88,445	77.4%	78.7%	7,800,847	113.91	11
One Grand Central Place	Grand Central	70,810	100.0%	100.0%	7,864,545	111.07	12
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,188,331	152.06	4
North Sixth Street Collection	Williamsburg - Brooklyn	65,210	87.1%	87.1%	7,829,266	137.81	14
250 West 57th Street	Columbus Circle - West Side	63,443	93.8%	93.8%	8,782,849	147.59	6
10 Union Square	Union Square	58,006	91.9%	91.9%	8,326,772	156.22	10
1542 Third Avenue	Upper East Side	56,211	95.0%	95.0%	2,511,068	47.03	3
1010 Third Avenue	Upper East Side	38,235	100.0%	100.0%	3,424,150	89.56	2
1359 Broadway	Penn Station -Times Sq. South	29,247	82.5%	99.4%	1,660,466	68.86	4
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	73.1%	89.4%	1,433,160	72.08	6
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,083,627	82.07	3
1350 Broadway (9)	Penn Station -Times Sq. South	19,511	44.0%	100.0%	2,161,613	251.94	4
1400 Broadway (7)	Penn Station -Times Sq. South	17,017	82.2%	82.2%	1,670,565	119.50	6
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,618,301	136.89	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,981,708	191.19	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	254,444	68.77	1
Total/Weighted Average Retail Properties		744,681	91.1%	94.0%	94,670,089	139.54	93

Portfolio Total		8,592,481	88.8%	93.0%	$542,267,787	$71.09	586

Notes:
(1)	Excludes (i) 195,410 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, (iii) square footage related to the Company's residential units.
(2)	Based on leases signed and commenced as of September 30, 2024.
(3)	Includes occupied space plus leases signed but not commenced as of September 30, 2024.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of September 30, 2024 divided by occupied square feet.
(6)	Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 53 years (expiring June 10, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 26 years (expiring July 31, 2050).

Third Quarter 2024 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Full Year 2025
Total expirations	118,518	190,672	135,073	105,753	65,034	228,413	534,273
Less: broadcasting	(511)	(906)	-	-	(511)	-	(511)
Office and retail expirations	118,007	189,766	135,073	105,753	64,523	228,413	533,762

Renewals & relocations (3)	13,202	40,468	24,714	33,376	20,533	34,966	113,589
New leases (4)	29,200	33,520	-	8,187	-	119,226	127,413
Vacates (5)	75,605	107,159	100,674	17,162	12,158	30,080	160,074
Unknown (6)		8,619	9,685	47,028	31,832	44,141	132,686
Total Office and Retail Portfolio expirations and vacates	118,007	189,766	135,073	105,753	64,523	228,413	533,762

Manhattan Office Portfolio
Total expirations	118,105	188,132	120,643	103,813	52,674	215,227	492,357
Less: broadcasting	(511)	(906)	-	-	(511)	-	(511)
Office expirations	117,594	187,226	120,643	103,813	52,163	215,227	491,846

Renewals & relocations (3)	13,202	40,468	24,714	33,376	13,252	30,988	102,330
New leases (4)	29,200	33,520	-	8,187	-	119,226	127,413
Vacates (5)	75,192	107,159	86,244	15,222	12,158	30,080	143,704
Unknown (6)		6,079	9,685	47,028	26,753	34,933	118,399
Total expirations and vacates	117,594	187,226	120,643	103,813	52,163	215,227	491,846

Greater New York Metropolitan Area Office Portfolio
Office expirations	-	2,540	-	-	12,360	8,855	21,215

Renewals & relocations (3)	-	-	-	-	7,281	-	7,281
New leases (4)	-	-	-	-	-	-	-
Vacates (5)	-	-	-	-	-	-	-
Unknown (6)	-	2,540	-	-	5,079	8,855	13,934
Total expirations and vacates	-	2,540	-	-	12,360	8,855	21,215

Retail Portfolio
Retail expirations	413	-	14,430	1,940	-	4,331	20,701

Renewals & relocations (3)	-	-	-	-	-	3,978	3,978
New leases (4)	-	-	-	-	-	-	-
Vacates (5)	413	-	14,430	1,940	-	-	16,370
Unknown (6)	-	-	-	-	-	353	353
Total expirations and vacates	413	-	14,430	1,940	-	4,331	20,701

Notes:
(1)	These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2)	Any lease on month to month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3)	For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2024; and tenants who move within a building or within the Company's portfolio.
(4)	For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(5)	For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(6)	For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Third Quarter 2024 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring(1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Total Office and Retail Lease Expirations
Available	-	602,434	7.0%	$-	0.0%	$-
Signed leases not commenced	29	362,299	4.2%	-	0.0%	-
3Q 2024 (4)	7	56,456	0.7%	2,966,717	0.5%	52.55
4Q 2024	33	164,276	1.9%	9,874,704	1.8%	60.11
Total 2024	40	220,732	2.6%	12,841,421	2.3%	58.18
1Q 2025	24	135,073	1.6%	9,554,090	1.8%	70.73
2Q 2025	14	105,753	1.2%	7,267,400	1.3%	68.72
3Q 2025	16	65,034	0.8%	4,161,934	0.8%	64.00
4Q 2025	20	228,413	2.7%	16,009,304	3.0%	70.09
Total 2025	74	534,273	6.3%	36,992,728	6.9%	69.24
2026	71	593,188	6.9%	37,046,082	6.8%	62.45
2027	91	717,483	8.4%	48,746,313	9.0%	67.94
2028	61	942,831	11.0%	56,632,374	10.4%	60.07
2029	56	802,764	9.3%	67,510,943	12.4%	84.10
2030	48	740,558	8.6%	55,029,055	10.1%	74.31
2031	26	200,060	2.3%	22,066,222	4.1%	110.30
2032	28	360,963	4.2%	27,165,486	5.0%	75.26
2033	31	263,973	3.1%	20,095,522	3.7%	76.13
2034	22	331,909	3.9%	24,813,958	4.6%	74.76
Thereafter	38	1,919,014	22.2%	133,327,684	24.7%	69.48
Total	615	8,592,481	100.0%	$542,267,787	100.0%	$71.09

Manhattan Office Properties (5)
Available	-	482,323	6.4%	$-	0.0%	$-
Signed leases not commenced	22	333,670	4.4%	-	0.0%
3Q 2024 (4)	7	56,456	0.7%	2,966,717	0.7%	52.55
4Q 2024	32	161,736	2.1%	9,811,204	2.2%	60.66
Total 2024	39	218,192	2.8%	12,777,921	2.9%	58.56
1Q 2025	23	120,643	1.6%	8,659,430	2.0%	71.78
2Q 2025	13	103,813	1.4%	7,019,926	1.6%	67.62
3Q 2025	14	52,674	0.7%	3,452,299	0.8%	65.54
4Q 2025	16	215,227	2.8%	14,211,537	3.3%	66.03
Total 2025	66	492,357	6.5%	33,343,192	7.7%	67.72
2026	61	492,761	6.5%	30,786,647	7.1%	62.48
2027	80	634,131	8.4%	39,157,155	9.0%	61.75
2028	54	921,547	12.2%	54,151,823	12.4%	58.76
2029	42	655,738	8.7%	42,022,420	9.6%	64.08
2030	33	634,354	8.4%	41,539,685	9.5%	65.48
2031	16	116,840	1.5%	8,453,113	1.9%	72.35
2032	22	329,676	4.4%	24,335,406	5.6%	73.82
2033	16	156,280	2.1%	9,850,320	2.3%	63.03
2034	16	307,701	4.1%	21,414,688	4.9%	69.60
Thereafter	29	1,790,245	23.6%	118,435,027	27.1%	66.16
Total Manhattan office properties	496	7,565,815	100.0%	$436,267,397	100.0%	$64.63

(Table continued on next page)

Third Quarter 2024 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring(1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Greater New York Metropolitan Area Office Portfolio
Available	-	75,351	26.7%	$-	0.0%	$-
Signed leases not commenced	1	7,137	2.5%	-	0.0%	-
3Q 2024 (4)	-	-	0.0%	-	0.0%	-
4Q 2024	1	2,540	0.9%	63,500	0.6%	25.00
Total 2024	1	2,540	0.9%	63,500	0.6%	25.00
1Q 2025	-	-	0.0%	-	0.0%	-
2Q 2025	-	-	0.0%	-	0.0%	-
3Q 2025	2	12,360	4.4%	709,635	6.3%	57.41
4Q 2025	1	8,855	3.1%	500,505	4.4%	56.52
Total 2025	3	21,215	7.5%	1,210,140	10.7%	57.04
2026	1	23,268	8.3%	1,418,307	12.5%	60.96
2027	4	21,546	7.6%	1,214,780	10.7%	56.38
2028	2	11,480	4.1%	639,158	5.6%	55.68
2029	2	12,183	4.3%	703,884	6.2%	57.78
2030	3	29,062	10.3%	1,773,632	15.7%	61.03
2031	1	15,030	5.3%	820,187	7.2%	54.57
2032(6)	1	-	0.0%	6,365	0.1%	-
2033	1	63,173	22.5%	3,480,348	30.7%	55.09
2034	-	-	0.0%	-	0.0%	-
Thereafter	-	-	0.0%	-	0.0%	-
Total greater New York metropolitan area office portfolio	20	281,985	100.0%	$11,330,301	100.0%	$56.79

Retail Properties
Available	-	44,760	6.0%	$-	0.0%	$-
Signed leases not commenced	6	21,492	2.9%	-	0.0%	-
3Q 2024 (4)	-	-	0.0%	-	0.0%	-
4Q 2024	-	-	0.0%	-	0.0%	-
Total 2024	-	-	0.0%	-	0.0%	-
1Q 2025	1	14,430	1.9%	894,660	0.9%	62.00
2Q 2025	1	1,940	0.3%	247,474	0.3%	127.56
3Q 2025	-	-	0.0%	-	0.0%	-
4Q 2025	3	4,331	0.6%	1,297,262	1.4%	299.53
Total 2025	5	20,701	2.8%	2,439,396	2.6%	117.84
2026	9	77,159	10.4%	4,841,128	5.1%	62.74
2027	7	61,806	8.3%	8,374,378	8.8%	135.49
2028	5	9,804	1.3%	1,841,393	1.9%	187.82
2029	12	134,843	18.1%	24,784,639	26.2%	183.80
2030	12	77,142	10.4%	11,715,738	12.4%	151.87
2031	9	68,190	9.2%	12,792,922	13.5%	187.61
2032	5	31,287	4.2%	2,823,715	3.0%	90.25
2033	14	44,520	6.0%	6,764,855	7.1%	151.95
2034	6	24,208	3.3%	3,399,270	3.6%	140.42
Thereafter	9	128,769	17.1%	14,892,655	15.8%	115.65
Total retail properties	99	744,681	100.0%	$94,670,089	100.0%	$139.54

Notes:
(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)	Excludes (i) 195,410 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2024 and expire on September 30, 2024.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(6)	Represents a telecom lease with no square footage.

Third Quarter 2024 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

				Weighted		Percent of
				Average	Total	Portfolio		Percent of
				Remaining	Occupied	Rentable		Portfolio
			Lease	Lease	Square	Square	Annualized	Annualized
20 Largest Tenants		Property	Expiration (1)	Term(2)	Feet (3)	Feet (4)	Rent (5)	Rent (6)
1.	LinkedIn	Empire State Building	Aug. 2036	11.9 years	501,409	5.84%	$35,423,019	6.50%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	14.9 years	313,109	3.64%	19,132,313	3.50%
3.	Centric Brands Inc.	Empire State Building	Oct. 2028	4.1 years	252,929	2.94%	14,006,589	2.60%
4.	PVH Corp.	501 Seventh Avenue	Oct. 2028	4.1 years	237,281	2.76%	13,325,962	2.50%
5.	Sephora USA, Inc.	112 West 34th Street	Jan. 2029	4.3 years	11,334	0.13%	10,559,438	1.90%
6.	Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2039	15.3 years	141,224	1.64%	10,299,156	1.90%
7.	Target Corporation	112 West 34th St., 10 Union Sq.	Jan. 2038	13.3 years	81,340	0.95%	9,444,745	1.70%
8.	Coty Inc.	Empire State Building	Jan. 2030	5.3 years	157,892	1.84%	9,174,254	1.70%
9.	Macy's	111 West 33rd Street	May 2030	5.7 years	131,117	1.53%	8,803,204	1.60%
10.	Li & Fung	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	3.8 years	149,061	1.73%	8,245,864	1.50%
11.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	5.0 years	56,730	0.66%	8,180,619	1.50%
12.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	7.0 years	34,192	0.40%	7,823,823	1.40%
13.	FDIC	Empire State Building	Dec. 2025	1.3 years	119,226	1.39%	7,638,979	1.40%
14.	HNTB Corporation	Empire State Building	Nov. 2024 - Sep. 2034	7.5 years	105,143	1.22%	7,541,913	1.40%
15.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	5.2 years	86,492	1.01%	6,519,359	1.20%
16.	Fragomen	1400 Broadway	Feb. 2035	10.4 years	107,680	1.25%	6,383,091	1.20%
17.	Burlington Merchandising Corporation	1400 Broadway	Jan. 2038	13.3 years	102,898	1.20%	6,319,067	1.20%
18.	Shutterstock, Inc.	Empire State Building	Apr. 2029	4.6 years	104,386	1.22%	6,223,370	1.10%
19.	ASCAP	250 West 57th Street	Aug. 2034	9.9 years	87,943	1.02%	5,997,648	1.10%
20.	Kohl's Department Stores, Inc.	1400 Broadway	May 2029	4.7 years	91,775	1.07%	4,875,289	0.90%
	Total				2,873,161	33.4%	$205,917,702	37.8%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of September 30, 2024.
(4)	Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Third Quarter 2024 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	September 30 2024	June 30 2024	March 31 2024	December 31, 2023	September 30, 2023
Tenant improvements - first generation	$-	$-	$-	$-	$-
Tenant improvements - second generation	17,149	25,087	27,404	28,817	18,047
Leasing commissions - first generation	138	129	35	125	203
Leasing commissions - second generation	3,753	3,807	9,730	5,706	2,319
Building improvements - first generation	128	-	-	-	-
Building improvements - second generation	7,838	11,362	13,509	12,102	7,425
Non-recurring capital improvements	2,825	5,979	6,464	4,420	5,226
Total	$31,831	$46,364	$57,142	$51,170	$33,220

Leasing Opportunity - Inventory of Current Vacant Space as of September 30, 2024 (in square feet) (1)

Total Portfolio vacant space					965,000

Signed leases not commenced ("SLNC"):
Manhattan Office Properties SLNC					334,000
Greater New York Office Properties SLNC					7,000
Retail Properties SLNC					22,000
Greater New York Office Properties					75,000
Retail Properties					45,000
Manhattan Office Properties					401,000
Manhattan Office Properties off market					42,000
Manhattan Office Properties other					39,000
Total					965,000

Notes:

(1)	These estimates are based on the Company's current budgets and are subject to change.

Third Quarter 2024 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
	Twelve Months to Date	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Observatory NOI
Observatory revenue (1)	$134,319	$39,382	$34,124	$24,596	$36,217	$37,562
Observatory expenses	36,386	9,715	8,958	8,431	9,282	9,471
NOI	97,933	29,667	25,166	16,165	26,935	28,091
Intercompany rent expense (2)	82,053	23,461	20,980	16,067	21,545	22,113
NOI after intercompany rent	$15,880	$6,206	$4,186	$98	$5,390	$5,978

Observatory Metrics
Number of visitors (3)		727,000	648,000	485,000	711,000	743,000
Change in visitors year over year		(2.2)%	(2.7)%	9.5%	7.7%	8.2%
Number of bad weather days ("BWD") (4)		8	8	17	11	10

Notes:

(1)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, the fixed license fee was $1,855, $1,855, $1,855, $1,807 and $1,807, respectively.
(2)	The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2023

Notes:

(1)	The 102nd floor Observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.
(3)	The Observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Third Quarter 2024
Funds from Operations ("FFO"), Modified Funds From Operations ("Modified FFO"), Core Funds
from Operations ("Core FFO"), Core Funds Available for Distribution ("Core FAD") and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$22,796	$28,555	$10,215	$15,830	$19,928
Non-controlling interests in other partnerships	-	-	(4)	1	(111)
Preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Real estate depreciation and amortization	44,871	46,398	44,857	48,548	45,174
(Gain) loss on dispostion of properties	(1,262)	(10,803)	-	2,497	-
FFO attributable to common stockholders and the Operating Partnership	65,355	63,099	54,018	65,826	63,941
Amortization of below-market ground lease	1,958	1,958	1,958	1,958	1,957
Modified FFO attributable to common stockholders and the Operating Partnership	67,313	65,057	55,976	67,784	65,898
Interest expense associated with property in receivership	1,922	628	-	-	-
Loss on early extinguishment of debt	-	-	553	-	-
Core FFO attributable to common stockholders and the Operating Partnership	$69,235	$65,685	$56,529	$67,784	$65,898

Total weighted average shares and Operating Partnership units
Basic	264,787	264,676	264,562	262,775	262,756
Diluted	269,613	268,716	267,494	267,003	266,073

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.25	$0.24	$0.20	$0.25	$0.24
Diluted	$0.24	$0.23	$0.20	$0.25	$0.24

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.25	$0.25	$0.21	$0.26	$0.25
Diluted	$0.25	$0.24	$0.21	$0.25	$0.25

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.26	$0.25	$0.21	$0.26	$0.25
Diluted	$0.26	$0.24	$0.21	$0.25	$0.25

Reconciliation of Core FFO to Core FAD
Core FFO	$69,235	$65,685	$56,529	$67,784	$65,898
Add:
Amortization of deferred financing costs	1,110	1,050	1,019	1,075	1,089
Non-real estate depreciation and amortization	1,029	1,074	1,107	1,077	1,298
Amortization of non-cash compensation expense	5,752	6,388	3,449	5,294	4,989
Amortization of loss on interest rate derivative	1,386	1,480	1,527	1,527	1,527
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(3,082)	(2,744)	(3,904)	(3,013)	(5,569)
Corporate capital expenditures	(121)	(157)	(238)	(71)	(90)
Tenant improvements - second generation	(17,149)	(25,087)	(27,404)	(28,817)	(18,047)
Building improvements - second generation	(7,838)	(11,362)	(13,509)	(12,102)	(7,425)
Leasing commissions - second generation	(3,753)	(3,807)	(9,730)	(5,706)	(2,319)
Core FAD (1)	$46,569	$32,521	$8,846	$27,047	$41,351

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$22,796	$28,555	$10,215	$15,830	$19,928
Interest expense	27,408	25,323	25,128	25,393	25,382
Interest expense associated with property in receivership	1,922	628	-	-	-
Income tax expense (benefit)	1,442	750	(655)	1,792	1,409
Depreciation and amortization	45,899	47,473	46,081	49,599	46,624
EBITDA	99,467	102,729	80,769	92,614	93,343
(Gain) loss on disposition of properties	(1,262)	(10,803)	-	2,497	-
Adjusted EBITDA	$98,205	$91,926	$80,769	$95,111	$93,343

(1)	Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD payout ratio. We made this modification to the calculation of Core FAD for the other periods presented; in our previous supplemental reports prior to this change, Core FAD was $35,922 for the three months ended September 30, 2023.

Third Quarter 2024 Debt Summary (unaudited and dollars in thousands)

	September 30, 2024			June 30, 2024
		Weighted Average				Weighted Average
		Interest	Maturity			Interest		Maturity
Debt Summary	Balance	Rate (1)	(Years)	Balance		Rate (1)		(Years)
Mortgage debt	$705,624	3.64%	6.1	$713,177		3.64%		5.8
Senior unsecured notes	1,200,000	4.69%	5.5	1,200,000		4.69%		5.8
Unsecured term loan facilities (2)	270,000	4.19%	3.0	270,000		4.19%		3.3
Unsecured revolving credit facility (3)	120,000	4.04%	4.4	120,000		4.04%		4.7
Total fixed rate debt	2,295,624	4.27%	5.3	2,303,177		4.27%		5.4

Unsecured term loan facilities (4)	-	-	-	-		-		-
Unsecured revolving credit facility (4)	-	-	4.4	-		-		4.7
Total variable rate debt	-	-	4.4	-		-		4.7

Total debt	2,295,624	4.27%	5.3	2,303,177		4.27%		5.4
Deferred financing costs, net	(10,691)			(10,844)
Debt discount	(6,378)			(6,574)
Total	$2,278,555			$2,285,759

				Outstanding at
				September 30,		Letters		Available
Available Capacity			Facility	2024		of Credit		Capacity
Unsecured revolving credit facility (5)			$620,000	$120,000		$-		$500,000

						Current		In
Covenant Summary				Required		Quarter		Compliance
Maximum Total Leverage(6)				<60%		33.2%		Yes
Maximum Secured Leverage (6)				<40%		10.7%		Yes
Minimum Fixed Charge Coverage				>1.50	x	2.9	x	Yes
Minimum Unencumbered Interest Coverage				>1.75	x	4.7	x	Yes
Maximum Unsecured Leverage (6)				<60%		26.4%		Yes

Notes:

(1)	These reflect the weighted average interest rates comprised of either the fixed coupon of the debt or the rate which are fixed under variable to fixed interest rate swap agreements.
(2)	SOFR is fixed at 2.56% for $175 million through maturity and 2.63% for $95 million through March 19, 2025. Subsequent to March 19, 2025, SOFR is fixed at 3.31% for $95 million through maturity.
(3)	SOFR is fixed at 2.63% for $120 million through maturity.
(4)	As of September 30, 2024, each of our unsecured term loan facilities and the balance drawn on our revolving credit facility are fixed under variable to fixed interest rate swap agreements.
(5)	This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

Third Quarter 2024 Debt Detail (unaudited and dollars in thousands)

	Stated
	Interest	Principal	Maturity
	Rate (%)	Balance	Date	Amortization
10 Union Square	3.70%	$50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	34,278	1/5/2028	30 years
Metro Center(1)	3.59%	72,078	11/5/2029	30 years
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	6,676	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	14,492	11/1/2033	30 years
Total fixed rate mortgage debt		705,624

Unsecured term loan facility	SOFR plus 1.50%	175,000	12/31/2026	Interest only
Unsecured term loan facility	SOFR plus 1.50%	95,000	3/8/2029	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	120,000	3/8/2029	Interest only
Senior unsecured notes:
Series A	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Total / weighted average debt	4.27%	2,295,624
Deferred financing costs, net		(10,691)
Debt discount		(6,378)
Total		$2,278,555

Note:

(1)	On July 1, 2024, this loan was refinanced to mature November 2029, inclusive of a one-year extension option. Effective November 2024, the new principal balance of $72 million is interest only at the same interest rate of 3.59%.

Third Quarter 2024 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2024	$-	$1,350	$1,350	0.1%	0.00%
2025	100,000	3,664	103,664	4.5%	3.93%
2026	225,000	3,957	228,957	10.0%	4.06%
2027	155,000	4,276	159,276	6.9%	4.13%
2028	146,091	3,555	149,646	6.5%	4.06%
2029	441,600	3,988	445,588	19.4%	5.12%
2030	508,600	4,413	513,013	22.3%	3.67%
2031	45,000	3,283	48,283	2.1%	7.32%
2032	100,000	3,591	103,591	4.5%	3.61%
2033	439,007	3,249	442,256	19.3%	4.20%
Thereafter	100,000	-	100,000	4.4%	4.65%
Total debt	$2,260,298	$35,326	2,295,624	100.0%	4.27%
Deferred financing costs, net			(10,691)
Debt discount			(6,378)
Total			$2,278,555

Debt Maturity Profile

Ground Lease Commitments (2)

Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2024	$27	$169	$184	$380
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
Thereafter	1,584	23,625	35,586	60,795
	$1,956	$26,494	$38,710	$67,160

Notes:

(1)	Assumes extension options are exercised for the 2029 maturities of the term loan, revolving credit facility and Metro Center mortgage.
(2)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 26 years.
(4)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years.
(5)	Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 53 years.